                                                                     EXHIBIT 22

                  SUBSIDIARIES OF ANALYSIS & TECHNOLOGY, INC.

                                                      NAMES UNDER WHICH                 JURISDICTION OF
NAME                                                   DOING BUSINESS                    INCORPORATION
- ----                                                  -----------------                 ----------------
Applied Science Associates, Inc.                           -----                        Pennsylvania

General Systems Solutions, Inc.                            -----                        Connecticut

Analysis & Technology
  Australia Pty Limited                                    -----                        Australia

Continental Dynamics, Inc.                                 -----                        Virginia

Analysis & Technology
  International Corporation                                -----                        Delaware

Integrated Performance Decisions, Inc.                     -----                        Delaware

Numerical Decisions Group, Inc.                            -----                        Canada

Prism-Dae, Inc.                                            -----                        Delaware


                JOINT VENTURES WITH ANALYSIS & TECHNOLOGY, INC.

Automation Software Incorporated                           -----                        Delaware